CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of October 20, 2010 is entered into by and between C-Pharma, Inc. (herein referred to as the "Company"), having its' principal place of business at 9650-20 Avenue, Edmonton, Alberta T6N 1G1 Canada and Rathbourne Mercantile Ltd., (herein referred to as the "Consultant") having its' principal place of business at 700 Garden View Court, Suite 205, Encinitas, CA 92024.

RECITALS

WHEREAS, Company is a privately-held corporation.

WHEREAS, Company desires to engage the services of Consultant to represent the company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company and the Consultant hereby agrees to provide services to the Company commencing upon October 20, 2010 and ending on October 20, 2011.

2. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1.:

(a) Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, creating the foundation for subsequent financial public relations efforts, and introducing the Company to a listing on the Deutsche Boerse;

(b) Introduce the Company to the financial community;

(c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d) Assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

(e) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

(f) Upon the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

(g) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

(h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and,

(i) Otherwise perform as the Company's consultant for public relations and relations with financial professionals.

(j) Perform and prepare Due Diligence with the Company for the express purpose of inclusion on the Deutsche Boerse.

(k) Assist company in structuring their business to be qualified for a listing on the Deutsche Boerse.

(l) Coordination and Communication between the Company, Listing Partner & Stock Exchange.

(m) Assist & introduction to Lead Broker.

(n) Work with Company to secure financing Agreement

(o) Assist in assembly and coordination of necessary documentation necessary for inclusion process.

(p) Prepare and assist with institutional roadshows.

(q) European Valuation of the Company

2.1 Duties of the Company.

(a) Provide full disclosure as to status of Company and its history

(b) On a timely basis provide reviewed/audited financial statements

(c) Provide information to the Consultant as requested during due diligence period on a timely basis

(d) Statement by the Company's legal counsel or accountant that paid-in Capital (had to come in the form of cash since inception of the Company) is at least 250,000 Euro

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner to provide those services herein described. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is also understood that the Company is entering into this Agreement with Rathbourne Mercantile Ltd., a Nevada Corporation and not any individual member of Rathbourne Mercantile Ltd., and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of Rathbourne Mercantile Ltd., leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

For undertaking this engagement and for other good and valuable consideration, the Company agrees to pay the Consultant an up-front non-refundable, non-negotiable retainer of $50,000.00 USD. This will be broken down as: 25,000-30,000 Euros for the valuation of your company and the remainder going toward lodging, travel, and meals. This also includes the initial road show for C-Pharma, Inc. This Payment should be received via bank wire through:

Wells Fargo Bank
276 North El Camino Real
Encinitas, CA 92024
Phone-760-942-9796
Fax-760-944-2879
Account Name: Rathbourne Mercantile Ltd.
ABA: 121000248
Account #: 3673108449

a. The company has the right to terminate this agreement within three days of signing this contract, by registered or certified mail.

5. Financing "Finder's Fee". It is understood that in the event the Consultant introduces the Company, or its nominees, to a lender or equity purchaser, or acquisition partner, not already having a preexisting relationship with the Company, with whom the Company, or its nominees, ultimately causes the completion of such financing, or any other completed transaction derived there of; the Company agrees to compensate Consultant for such services during the term of this agreement and for a period of one year from any termination of this agreement; with a "finder's fee" in the amount of 7% of total gross funding provided by such lender or equity purchaser, or acquisition partner. All such fees are to be payable in cash within five (5) business days of the Company receiving funds.

5.1 In addition to the above "Finder's Fee" the Company agrees that if the Company is introduced to a listing and its shares become tradable on an Exchange introduced and facilitated by Finder. The Company will compensate said Consultant in the form of 7% of the outstanding shares offered at and included in the listing at the time of Initial Public Offering.

5.2 It is specifically understood that Consultant is not and does not hold itself out be a Broker/Dealer, but is rather merely a "Finder" in reference to the Company procuring financing sources and acquisition candidates. Any obligation to pay a "Finder's Fee" hereunder shall survive the merging, acquisition, or other change in the form of entity of the Company and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the Company.

5.3 It is further understood that Company, and not Consultant, is responsible to perform any and all due diligence on such lender, equity purchaser or acquisition candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition.

5.4 Company agrees that said compensation to Consultant shall be paid in full at the time said financing or acquisition is closed, such compensation to be transferred by Company to Consultant within five (5) business days of the execution of the financing of acquisition closing document.

5.5 As further consideration to Consultant, Company, or its nominees, agrees to pay with respect to any financing or acquisition candidate provided directly or indirectly to the Company by any lender or equity purchaser not already having a preexisting relationship or covered by this Section 5 during the period of one year from the close of the term of this Agreement, a fee to Consultant equal to that outlined in Section 5 herein.

6. Non-Assignability of Services. Consultant's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

7. Expenses. Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

8. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

9. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor.

10. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

11. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

15. Miscellaneous: This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communication, understandings and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties, the laws of the State of California shall govern this agreement.

To the Company:

C-Pharma, Inc.
9650-20 Avenue
Edmonton, Alberta T6N 1G1 Canada

To the Consultant:

Rathbourne Mercantile Ltd.
700 Garden View Court, Suite 205
Encinitas, CA 92024

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

16. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties agree that the Superior Court for the State of California, County of San Diego will be the venue of any dispute and will have jurisdiction over all parties.

17. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in San Diego County California, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 14 herein. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

18. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

19. Confidentiality. For a period of two (2) years from the date of this Agreement, both parties or their representatives will not, directly or indirectly through any other person, circumvent any commitment, relationship, or other contractual arrangement that involves or relates to the subject matter pertinent to this Agreement. Both parties further agree to the confidential nature of the financing and corporate finance transactions and specific information regarding any financing or related activities will not be shared with third parties unless expressly agreed to in writing by both parties.

AGREED TO:

"Company" C-PHARMA, INC.

Date: By: ______________________

Garth Likes, CEO

"Consultant" RATHBOURNE MERCANTILE LTD.

Date: By: ______________________

Rodney Stoik, President